UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    July 19, 2019

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      □

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 19, 2019, Telos Corporation (the “Company”) entered into the Fourth Amendment to Credit Agreement and Waiver; First Amendment to Fee Letter (“Fourth Amendment”), by and among the Company, as borrower, Xacta Corporation, ubiquity.com, Inc. and Teloworks, Inc., as guarantors (together, the “Guarantors”), Enlightenment Capital Solutions Fund II, L.P., as agent (the “Agent”), and the lenders party hereto (the “Lenders”), in order to amend that certain  Credit Agreement (the “Credit Agreement”), dated January 25, 2017, as previously amended by that  certain First Amendment to Credit Agreement dated February 23, 2017,  that certain Second Amendment to Credit Agreement dated April 18, 2017, and that certain Third Amendment to Credit Agreement and Waiver dated March 30, 2018 (as amended by such amendments, the “Amended Credit Agreement”).  As a result of the Fourth Amendment, several terms of the Amended Credit Agreement were amended, including the following:

•	The Company borrowed an additional $5 million from the Lenders, increasing the total amount of the principal to $16 million.
•	The maturity date of the Amended Credit Agreement was amended from January 25, 2022 to January 15, 2021.
•
The prepayment price was amended as follows: (a) from January 26, 2019 through January 25, 2020, the prepayment price is 102% of the principal amount, (b) from January 26, 2020 through October 14, 2020, the prepayment price is 101% of the principal amount, and (c) from October 15, 2020 to the maturity date, the prepayment price will be at par.  However, the prepayment price for the additional $5 million loan attributable to the Fourth Amendment will be at par.

•
The following financial covenants, as defined in the Amended Credit Agreement, were amended and updated: Consolidated Leverage Ratio, Consolidated Senior Leverage Ratio, Consolidated Capital Expenditures, Minimum Fixed Charge Coverage Ratio, and Minimum Consolidated Net Working Capital.

•	Any actual or potential non-compliance with the applicable provisions of the Amended Credit Agreement (including any related Default or Event of Default) were waived.
•	The borrowing under the Amended Credit Agreement continues to be collateralized by substantially all of the Company’s assets including inventory, equipment and accounts receivable.
•	The Company paid the Agent a fee of $110,000 in connection with the Fourth Amendment.
•	The Exit Fee (as defined in the Amended Credit Agreement) was increased from $825,000 to $1,200,000.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Fourth Amendment to Credit Agreement and Waiver; First Amendment to Fee Letter, between Telos Corporation and Enlightenment Capital Solutions Fund II, L.P. dated July 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 23, 2019

TELOS CORPORATION
By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer